UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2016

American Realty Capital New York City REIT, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55393	46-4380248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information under the caption “Agreement with Mr. Elman” in Item 5.02 is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Lee M. Elman as an Independent Director

On February 12, 2016, the board of directors (the “Board”) of American Realty Capital New York City REIT, Inc. (the “Company”) appointed Lee M. Elman as an independent director, chair of the audit committee and a member of the conflicts committee of the Company, effective as of that same date. Simultaneously with the appointment of Mr. Elman, the Board took action to increase the number of directors constituting the entire board to four directors pursuant to the Company’s bylaws, and the Board accepted the resignation of Elizabeth K. Tuppeny as chair of the audit committee. Ms. Tuppeny did not resign from her role as chair of the audit committee pursuant to any disagreement with the Company, the audit committee or the Board and will continue to serve in her capacity as lead independent director of the Board and as a member of the audit committee and the conflicts committee. There are no related party transactions involving Mr. Elman that are reportable under Item 404(a) of Regulation S-K.

Mr. Elman, like the Company’s other independent directors, will participate in the Company’s compensation program for independent directors and the Company’s employee and director incentive restricted share plan. Mr. Elman will receive base independent director compensation, which includes a $30,000 annual retainer, certain per meeting compensation and reimbursements. Under the Company’s employee and director incentive restricted share plan, Mr. Elman will be entitled to receive an award of 1,333 restricted shares of common stock on the date of his appointment and at each annual stockholders’ meeting thereafter. Restricted stock issued to independent directors under the Company’s employee and director incentive restricted share plan vests over a five-year period following the first anniversary of the date of grant in increments of 20% per annum.

Lee M. Elman has served as an independent director of American Realty Capital Global Trust II, Inc. since April 2015. Since 1979, Mr. Elman has served as President of Elman Investors, Inc., an international real estate investment banking firm which he also founded. He is also a partner of Elman Ventures, an organization which is advisor to, and partner with, various foreign investors in United States real estate ventures. He has over 40 years of real estate experience, including as an investing principal, a real estate investment banker, and an investment advisor for both U.S. and foreign investors. As President of Elman Investors, Inc., Mr. Elman has negotiated the acquisition of properties in the United States, Europe and Latin America; and presently serves as a General Partner in numerous real estate partnerships. Mr. Elman holds a J.D. from Yale Law School and a B.A. from Princeton University’s Woodrow Wilson School of Public and International Affairs.

Agreement with Mr. Elman

In connection with Mr. Elman’s appointment as an independent director of the Company, on February 17, 2016, the Company entered into an indemnification agreement (the “Indemnification Agreement”) with Mr. Elman (the “Indemnitee”). The Indemnification Agreement is substantially identical to the indemnification agreement entered into by the Company with its other directors and officers and provides that the Company will indemnify the Indemnitee, to the fullest extent permitted by Maryland law and the Company’s charter and subject to the limitations set forth in the Indemnification Agreement, from and against all judgments, penalties, fines and amounts paid in settlement and expenses reasonably incurred by such Indemnitee that may result or arise in connection with such Indemnitee serving in his capacity as a present or former director, officer, employee or agent of the Company or as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving in such capacity at the request of the Company. The Indemnification Agreement further provides that, subject to the limitations set forth in the Indemnification Agreement, the Company will, without requiring a preliminary determination of an Indemnitee’s ultimate entitlement of indemnification under the Indemnification Agreement, advance all reasonable expenses to such Indemnitee incurred by or on behalf of the Indemnitee in connection with any proceeding the Indemnitee is or is threatened to be made a party to.

The Indemnification Agreement provides that the Indemnitee is entitled to indemnification unless it is established by clear and convincing evidence that (a) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the Indemnitee actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that his conduct was unlawful. The Indemnification Agreement further limits the Indemnitee’s entitlement to indemnification in cases where (a) the Indemnitee’s gross negligence or willful misconduct (if Indemnitee is an independent director of the Company) or negligence or misconduct (if the Indemnitee is not an independent director of the Company) caused loss or liability to the Company, (b) loss or liability arose from an alleged violation of federal or state securities laws unless certain conditions were met, (c) the proceeding was one by or in the right of the Company and the Indemnitee was adjudged to be liable to the Company, (d) the Indemnitee was adjudged to be liable on the basis that personal benefit was improperly received in any proceeding charging improper personal benefit to the Indemnitee or (e) the proceeding was brought by the Indemnitee, except in certain circumstances.

The Indemnification Agreement also provides that, except for a proceeding brought by the Indemnitee, the Company has the right to defend the Indemnitee in any proceeding which may give rise to indemnification under the Indemnification Agreement. The Indemnification Agreement grants the Indemnitee the right to separate counsel in certain proceedings involving separate defenses, counterclaims or other conflicts of interest and in proceedings in which the Company fails to assume the defense of the Indemnitee in a timely manner. The Indemnification Agreement further provides that the Company will use its reasonable best efforts to acquire directors and officers liability insurance covering the Indemnitee or any claim made against the Indemnitee by reason of his service to the Company.

The description of the Indemnification Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the full terms of the Indemnification Agreement. The Company will file the Indemnification Agreement with the Securities and Exchange Commission as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Realty Capital New York City REIT, Inc.

Date: February 18, 2016	By:	/s/ Michael A. Happel
Michael A. Happel Chief Executive Officer, President and Secretary